Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus and the Proxy-Prospectus constituting a part of this Registration Statement on Form S-1, including any amendments thereto, of our report dated March 16, 2010, relating to the consolidated financial statements of Colonial Bankshares, Inc. and subsidiary, which is contained in the Prospectus and the Proxy-Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus and the Proxy-Prospectus.

/s/ ParenteBeard LLC

Malvern, Pennsylvania
May 6, 2010